Exhibit 99.2

FINAL TRANSCRIPT

Conference Call Transcript

DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Event Date/Time: Apr. 27. 2006 / 3:00PM ET

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FINAL TRANSCRIPT

Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

CORPORATE PARTICIPANTS

Shona Bedwell

Duke Realty Corporation - Assistant of VP of IR

Denny Oklak

Duke Realty Corporation - Chairman and CEO

Matt Cohoat

Duke Realty Corporation - EVP and CFO

Bob Chapman

Duke Realty Corporation - Senior EVP of Head of Real Estate Operations

CONFERENCE CALL PARTICIPANTS

Paul Morgan

Friedman Billings Ramsey - Analyst

Matt Ostrower

Morgan Stanley - Analyst

Greg Whyte

Morgan Stanley - Analyst

John Kim

Banc of America Securities - Analyst

Lou Taylor

Deutsche Bank - Analyst

Paul Adornato

Harris Nesbitt - Analyst

Scott Sedlak

A.G. Edwards - Analyst

Chris Haley

Wachovia Securities - Analyst

Jordan Sadler

Citigroup - Analyst

Michael Knott

Green Street Advisors - Analyst

David Fick

Stifel Nicolaus - Analyst

Chris Pike

Merrill Lynch - Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by. And welcome to the Duke Realty quarterly earnings conference call. At this time, all participant lines are in a listen-only mode. Later, there will be an opportunity for your questions and instructions will be given at that time. [OPERATOR INSTRUCTIONS]. As a reminder, this conference call is being recorded. I’d now like to turn the conference over to the Assistant Vice President of Investor Relations, Shona Bedwell. Please go ahead.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Shona Bedwell - Duke Realty Corporation - Assistant VP of IR

Thank you, Leah. Good afternoon, everyone and welcome to our quarterly earnings conference call.

Joining me today is Denny Oklak, Chairman and Chief Executive Officer; Matt Cohoat, Executive Vice President and Chief Financial Officer; Bob Chapman, Senior Executive Vice President of Real Estate Operations; and Randy Henry, Assistant Vice President of Investor Relations.

Before we make our prepared remarks, let me remind you that statements we make today are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. Some of those risk factors include our continued qualification as a REIT, general business and economic conditions, competition, increases in real estate construction costs, interest rates, accessibility of the debt and equity capital markets, and also other risks inherent in the real estate business. And for more information about those risk factors, we would refer you to our 10-K that we have on file with the SEC dated March 6, 2006.

And now for our prepared statements, I’ll turn it over to Denny.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thanks, Shona. Good afternoon, everyone.

We accomplished a lot in the first quarter. We closed on the portfolio of bulk industrial properties at the Port of Savannah. This portfolio consists of 5.1 million square feet of 100% leased property. We acquired the commercial division of Mark Winkler Company in suburban Washington, D.C. That portfolio consists of 2.9 million square feet of 96% leased office and industrial property. And, we started $150 million of new developments, a 121% increase over the first quarter of last year, and as you’ll recall, last year was an all-time record for development starts at over $700 million. Our FFO for the quarter was $0.50 per share, the mid point of our guidance we provided in January. This included an approximately $0.02 charge related to the redemption of the Series I preferred stock.

The first quarter was a solid quarter as first quarters go. Although after a record fourth quarter of leasing activity, the first quarter was one of our slowest in the last several years. Our in-service occupancy did increase by 53 basis points, with each product type showing improvement. We now stand at 93.2% leased on our in-service portfolio. Our same-store growth was a positive 1.3% for the trailing 12 months, an improvement from the 12 months ended December of ‘05. The gross and net effective rents in our 1.9 million square feet of lease renewals was 3.6%. All of these are positive trends.

Our value creation pipeline again increased to an all-time high of $851 million. Most of this pipeline relates to new development as we have purposely ratcheted down our third party construction of to just 94 million to allow us to focus on new development opportunities. Our 720 million development pipeline is equally divided between held for rental and held for sale. The anticipated yield on the held for sale is 8.8% and on our held for rental is 9.5%. Leasing activity on the new development continues to be solid.

As I noted earlier, we closed on the Mark Winkler Company portfolio in February. Peter Scholz is our business unit head in Washington. Peter has been with Winkler for 14 years and has 23 years experience in the Washington area real estate industry. In addition to Peter, we brought on 71 Winkler associates to manage, lease, and develop the existing and new properties. We are excited to have them aboard. As part of this transaction, we acquired 166 acres of undeveloped land on which we can develop 3.7 million square feet of additional properties. We have already committed to starting $30 million of new development on the land representing 180,000 square feet. We anticipated additional development starts on this land in 2006. We are moving forward with obtaining a joint venture partner on the existing properties. We have fully marketed the opportunity and are just now receiving offers from potential partners. We continue to feel confident about successfully completing this transaction by mid year. We will keep you posted.

All of our existing markets are performing well. Our in-service bulk product continues at full steam in all of our markets with overall stabilized in-service occupancy at 96.2% in all markets over 90% leased. Our bulk development pipeline is strong with 5.2 million square feet currently under construction. On the office side, we continue to make progress, being just under 90% leased. Most of our markets are now over 90% leased on the office side. A couple of exceptions are Atlanta, at 83.8%, as a result a lease buyout we took during the first quarter from a tenant who is going out of business; Chicago, at 88.3%, as we continue to lease up the – our acquired properties in O’Hare; Minneapolis, at 88.8%, with one vacant building we have listed to sell; and, of course, Cleveland at 78.9%, which is a market we are planning to exit.

Let me provide you with an update on our Cleveland market exit status. We are fully marketing the industrial assets with offers to begin next week. Interest is high and we anticipate a mid year closing. On the office side, as I noted, occupancy improvement continues to be challenging. Our personnel are focused on generating leasing momentum and we will operate the properties until we can maximize the value.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

In other new market news, a demolition is now under way at our GM facility site at the Port of Baltimore. We’re working on finalizing the remediation plan and are still on track for 2007 construction commencement. In Houston, we have three land sites under contract and are proceeding with due diligence. We expect to close on those sites and begin construction of two or three projects in the fourth quarter. In Phoenix, we are still tracking land sites and expect to have at least one under contract in the second quarter.

Our medical and retail joint ventures continue to produce great results. On the medical side, activity is outstanding. We continue to be comfortable with our new development start guidance of 160 million for 2007. On the retail side, we announced and have underway a 316,000 square foot lifestyle center in Scranton, Pennsylvania, which is 29% preleased and will soon be nearly 60% leased. We also plan to start a 395,000 square foot lifestyle center at Pembroke Pines in South Florida in early third quarter. This project will take 40 acres of a 100-acre parcel that we control. We will begin office development on the remaining 60 acres in 2007. All the medical and retail development is currently being carried in our held for sale program.

A couple other comments on the quarterly numbers. G&A expense was up for the quarter to 13.9 million. There are two reasons for this. First, we reclassified approximately 800,000 of certain expenses out of service operations into G&A. We’ve gone back and made that same reclassification of such expenses for prior years so the amounts are comparable. Second, we capitalized less overhead than usual during the quarter, primarily because of the lower leasing activity. We are still comfortable with our annual guidance of 26 million to 32 million for G&A. Also, our FAD payout ratio for the quarter was 120%. The reason for this was primarily related to tenant improvements on all the leasing activity we had in the fourth quarter of 2005. As I mentioned earlier, the fourth quarter was a record quarter for leasing. The estimate we provided to you at our investor conference in December was 95 to 100% for all of 2006. We remain comfortable with that guidance.

An update on our organizational structure and regional management positions. In light of the Winkler and Baltimore acquisitions and our intent grow our Mid-Atlantic presence, we have restructured our regions. Our Southeast region will now consist of Georgia and Florida where we operate in the five local areas of Atlanta, Savannah, Orlando, Tampa, and Southeast Florida in Broward County. Sam O’Briant, who was previously in charge of our Atlanta industrial portfolio, is now in charge of the Southeast region. Sam will do a great job of helping us grow our business there. Our Mid-Atlantic region will consist of Washington, D.C., Baltimore, and Raleigh. The business heads in each of these markets will report directly to Bob Chapman for the time being as we refine our strategy for the region. We are excited about the strength of our senior management team and the abilities they have to grow our business.

For the second quarter, we anticipate FFO per share in the range of $0.54 to $0.56. This amount is lower than the consensus estimates out there today of $0.62 per share for the second quarter. The reasons for this is that we are continuing to redeploy capital from our 2005 flex portfolio sale, we acquired a significant land position with the Winkler transaction that will become productive over time, and we have a significant amount of capital invested in our underdevelopment pipeline with those properties coming on line later this year and in 2007. We also noted in our investor conference in December that we expect held for sale gains to contribute $0.09 to $0.13 per share in 2006 with most of that coming in the fourth quarter. We remain comfortable with our 2006 annual FFO guidance of $2.32 to $2.45 per share.

And with that, we’ll open it up for questions.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]. Paul Morgan, FBR.

Paul Morgan - Friedman Billings Ramsey - Analyst

Good afternoon. The lease terminations fees were up and certainly about the run rate for the four quarters of ‘05. Is there anything special or is this just another blip that — the full year number in ‘06 won’t reflect that run rate?

Matt Cohoat - Duke Realty Corporation - EVP and CFO

Hey, Paul, it’s Matt Cohoat. We had, in the first quarter, one — one particular lease buyout that was — ended up being about $0.02 a share for us. And beyond that, we still believe that we’ll be for the rest of the year just right within our guidance of 5 to 10 million for the year.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Paul, that was the lease I mentioned in Atlanta. It was a company that was occupying a good part of our building up in our Huntcrest development up I-85, and they were essentially out of business and we have letters of credit, so we – we terminated the lease.

Paul Morgan - Friedman Billings Ramsey - Analyst

Okay. Do you have any update on Anson and the contribution there and the timing of that?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, it’s still — it’s still moving along as we’ve been saying for the last couple quarters. The infrastructure development and construction is under way now. Roads are going in. We are planning – we’re looking now — that we’ll probably start an industrial building. I think it’s likely that we’ll start an industrial building at Anson sometime mid year this year. We’ll have the infrastructure available to do that or going in. That’s on the north side of Anson. On the south side, we will also likely start a small retail center before the middle of the year. The residential parcels, we will close on some of the multi-family, the apartment and townhome, land sales. Again, in late third quarter, early fourth quarter. And we will also begin to sell some of the residential lots up there in — in the third and fourth — late third, early fourth quarter. So, it’s really — it it hasn’t changed from last quarter and what we’ve been talking about for the last six months or so. We are still on track. We do have a lot of interest on the south side of that development for the — for retail. We’re pretty excited about the people that we’re talking to there and think in 2007 we’ll have some more good news to report on the retail side there.

Paul Morgan - Friedman Billings Ramsey - Analyst

And is Anson a material contributor to your guidance for the year?

Matt Cohoat - Duke Realty Corporation - EVP and CFO

What we have in anticipated gains on land sales is included in our guidance for land sale gains of 7 to 12 million for the year, so that is included.

Paul Morgan - Friedman Billings Ramsey - Analyst

Last question about a D.C. market, as you get your hands around Winkler, are there many other opportunities that you’re seeing to grow the office portfolio there? And would you consider doing that as — as a component of the JV or on a wholly-owned basis?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, we are seeing some other opportunities. Right now we’re very comfortable with the position we have and as I mentioned, we’ve started two projects already, for a total of about $30 million of new development up there that we’ve approved since we closed in February. So we’re beginning construction on those. So we’re focused on that right now and focused on finishing up the joint venture and getting a partner in there. There have been some other opportunities that have come up, but we haven’t spent a lot of time on those at this point in time because of the other two things we’re trying to finish up.

Paul Morgan - Friedman Billings Ramsey - Analyst

Thanks.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Operator

Greg Whyte, Morgan Stanley.

Matt Ostrower - Morgan Stanley - Analyst

Good afternoon, it’s actually Matt Ostrower. I guess a question on the development deliveries. It seemed like your deliveries in the quarter and the NOI impact was greater than you had originally projected in the last quarter. Can you address that at all? Was that your understanding of the situation also?

Matt Cohoat - Duke Realty Corporation - EVP and CFO

There was — there’s really two projects that we had that were — and I’ll let Bob Chapman chime in on the — the projects themselves. One is the Aspen Grove project in Nashville that we’ve been able to do. We have a good basis in that land. We expect a higher yield. And then the build-to-suit over in Columbus for one of our key tenants and BMW. And, Bob, maybe you can mention a little bit more about the yields. We’ve been able to get better yields on the projects.

Bob Chapman - Duke Realty Corporation - Senior EVP of Real Estate Operations

Well, yes. And also, we have the Lane Bryant deal in Columbus, which is 135,000 foot build-to-suit, and all four of those are right at 10.25% yields.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

It’s — Matt, it’s a mix. It’s just a mix. And that was just the timing. You can see that on our held for rental portfolio, the whole pipeline that we have is at around 9.5% now. But that includes a few properties over 10 and a few properties right around 9. So, the first quarter was – it was good. We – we like that, but it was — it was just three of the projects that we had placed in service in that quarter.

Matt Ostrower - Morgan Stanley - Analyst

Okay, and then I didn’t hear you address specifically — it seemed like the spreads that you got on releasing — it looked like they all — in all the difference categories they sort of all turned positive for the first time in a while. Is that a product of timing? Should we be more optimistic about the releasing of spreads going forward?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, our sense today would be that we are seeing — and it depends on certain markets, but we are seeing a positive trend, definitely, certain markets more than other. But I — we feel pretty comfortable that — I think for the rest of ‘06 we’ll continue to see positive spreads on the releasing, on the rental rate growth.

Matt Ostrower - Morgan Stanley - Analyst

Okay, great. Thank you.

Greg Whyte - Morgan Stanley - Analyst

Denny?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Greg Whyte - Morgan Stanley - Analyst

It’s Greg. Can you just — can you expand a little bit more on Houston and Phoenix and where you are on that?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Sure. As – as we said in January, we brought a gentleman by the name of David Hudson on board in Houston. David had 12 years experience in the real estate industry and he’s really hit the ground running for us. I noted that we have three parcels under contract there, two industrial parcels, one near the airport, one — the other one on the northwest side of Houston for – for some bulk industrial buildings. We also have what we would call a value office site under contract, right on the northwest side, right on the – the eight — the 8 outer beltway and so they’re great sites. We like the pricing, we like the opportunities there. We – we’re moving forward with due diligence on those. We will close – we anticipate closing those probably about mid year and then in the second half of the year, starting probably two to maybe three developments, depending on — on where — what we feel we can handle down there. We’ve also spent some time looking down around the port. We have — we’ve had some discussions with some industrial land down around the port and on the ship canal there, so we’re very excited about the opportunities in Houston, the market seems to be doing very well and we’ve got some good opportunities. In Phoenix, we’ve got – Kevin Rogus is out there and we’re also trying, and hopefully we’ll soon be announcing the hire of another local – a Phoenix person who’s been in the industry. We’ve really been focusing on some industrial sites. Obviously, in Phoenix, if you’re looking at industrial sites, you’re looking sort of south and west of the airport. We’ve looked at some sites there. Made some offers, we don’t have a deal or anything under contract that I can announce today. And then we’re also looking at some potential value office sites down in the southeast part of the city in some of those suburban areas down there where there’s a tremendous amount of residential growth right now and very little suburban office, actually. So, we feel very good about – about the direction both those places are headed and we’ll — I’m sure we’ll have more positive news throughout the rest of the year.

Greg Whyte - Morgan Stanley - Analyst

Okay. Thanks a lot.

Operator

Ross Nussbaum, Banc of America Securities.

John Kim - Banc of America Securities - Analyst

Thank you. It’s John Kim with Ross. I’m not sure if I missed this, but can you discuss why the developed assets that were completed last quarter are only 46% leased today?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, obviously, there’s some of the — the speculative projects that we placed in service. I think the main contributor to that is that we placed in service a 500,000 square foot distribution center down in Nashville in the fourth quarter, and we have yet to sign a lease. It’s a bulk distribution center on the north side of Nashville, although we believe we are very close to obtaining a tenant in the 300,000 square foot range for that — for that tenant. And if you look at – that was 500,000 of about 1.4 that got placed in service. So that’s why it’s only 46% leased. But we would anticipate that significantly improving here in the second quarter.

John Kim - Banc of America Securities - Analyst

Okay. And Denny, given your positive comments about positive releasing spreads and with only 5% of your portfolio rolling this year, it sounds like occupancy and same-store results should be pretty positive going forward this year, is that the right way to read it?

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes. I think it is. We feel – we feel good about our same-store growth opportunities this year, and when you look at the guidance that we gave in our December conference, we were in the 1% to 3% same-store growth range. I think right now we’d probably say we’d be towards the high end of that.

John Kim - Banc of America Securities - Analyst

And final question for Matt, can you remind us of what your policy of capitalized interest is, because it went up about 50% this quarter versus the fourth quarter.

Matt Cohoat - Duke Realty Corporation - EVP and CFO

We capitalize interest — first of all, we do not capitalize any interest on our undeveloped land, as we carry all of it as expense. Once we start a construction project, we then, under FASB 34, capitalize interest up through the date that the building is completed and then at that point in time, we discontinue the capitalization except on the vacant space.

John Kim - Banc of America Securities - Analyst

And the rate you use is the weighted average interest rate for the Company?

Matt Cohoat - Duke Realty Corporation - EVP and CFO

Yes, sir.

John Kim - Banc of America Securities - Analyst

And so was this driven up by rising interest rates, as well?

Matt Cohoat - Duke Realty Corporation - EVP and CFO

No. It’s really construction volume, development volume as our pipeline increases.

John Kim - Banc of America Securities - Analyst

Okay. Okay, thank you.

Operator

Lou Taylor, Deutsche Bank.

Lou Taylor - Deutsche Bank - Analyst

Yes, thanks. Hey, Denny, can you talk a little bit more about the G&A increase and what caused so much less overhead to be capitalized?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, there’s a pretty good analysis — analysis of that in our supplemental information. If you were to look at page 28, for those of you who have it, if not, you can look later, but, again, our — our overhead for the first quarter was actually less in total than the fourth quarter. Now, the fourth quarter was a little high because of some compensation accruals that we had to adjust for at year end. In the first quarter, it’s probably – it’s going

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

to, obviously, be a little bit higher because we would include the overhead now from the Winkler folks that came on board, the 71 associates that we hire is now in our overhead for – it was partial quarter in – in – first quarter of 2006. But if you look at that, you can see we also show you where we’ve – where that total overhead goes. And it was most of the change – and the way we do it is, we have the total pool and then it gets allocated to certain pieces of our business and whatever’s left goes to G&A. And we just allocate it much less to the leasing cost side that we amortize over the life of lease in the first quarter because as I mentioned, Lou, our volume was down in the first quarter, picked up some in March, and our sense is that the leasing activity’s going to pick up in the second quarter. But it was a pretty slow quarter for us after a record fourth quarter.

Matt Cohoat - Duke Realty Corporation - EVP and CFO

One other thing I just would mention is that there’s – the — under FASB 123R on the compensation accounting, the timing of the accruals for the year actually hit disproportionately in the first quarter. There is a little bit of a timing item there as we completed the implementation of that new pronouncement. So it’ll even out and we’re still very comfortable with our ongoing run rate in that 7.5, $8 million range going forward and staying within our guidance.

Lou Taylor - Deutsche Bank - Analyst

Okay. And can you also talk a little bit – and maybe in broad terms, about the JV that’s — that you’re considering? I mean, is it a 90/10 deal? Is it 80/20? Just maybe give us – is it existing assets? Is it existing assets and land? Can you just frame it a little bit for us?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, we can tell you the direction we’d like to head and obviously until we complete it, we won’t know exactly where we end up. But we’re – we’re aiming for it to be an 80/20 type venture on the existing properties, so the Mark Center, the Westfields, and the TransDulles existing assets, which is about — about 3 million square feet. And then we — the land right now is not included in that, but we would anticipate that whoever our partner ends up being on that, that we will have some agreement that as we develop the land they will have the ability to acquire those completed developments over the term of the venture. So that’s the general direction that we’re headed, and, again, obviously, we would retain the management and leasing and construction activity on the existing properties and receive the fees related to those. So, that’s – that’s what we’re trying to get accomplished here.

Lou Taylor - Deutsche Bank - Analyst

Okay. And the last question just pertains to just office TIs, it looks like you’re getting a — it’s coming down a little bit. Do you think that’s sustainable throughout the balance of the year?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I will tell you, Lou, that we are very, very focused on that piece of our business. And we’ve got everybody’s sense heighten here about controlling those capital expenditures, particularly as a percent of net effective rent of the leases going forward. So, I would say for us — I’m not sure I could make this comment overall for most of our markets, but for us, I think you’ll see that trend continue to be down because that’s something we’re very focused on right now.

Lou Taylor - Deutsche Bank - Analyst

Okay. Thank you.

Operator

Paul Adornato, Harris Nesbitt.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Paul Adornato - Harris Nesbitt - Analyst

Yes, thanks. You talked a little bit about JVs already, but in December you also mentioned that you felt like office properties in general were appropriate to be held in joint ventures. Was wondering if there was any movement on putting more of the office portfolio in JVs beyond what you’ve already indicated?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Paul, we don’t have any movement on that at this time. That is still part of our ongoing longer term strategy, is to do some more JV s with the office assets. Right now we are focused on completing the Winkler JV, hopefully, and getting it closed in hopefully this quarter. And then we’ll – we’ll retune our efforts to see if there’s some more assets that we want to joint venture later on this year.

Paul Adornato - Harris Nesbitt - Analyst

Okay. Thank you.

Operator

Scott Sedlak, A.G. Edwards.

Scott Sedlak - A.G. Edwards - Analyst

Hi, Denny. Can you comment on the share repurchase program and where you guys stand on that right now?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes. Sure, Scott. We — as we reported in January, we repurchased a total of about 300 million at an average purchase price of around $33 a share and that activity occurred between July and December of last year, with most of that occurring before that $1.05 special dividend that we paid. So, a little bit under $33 a share, $32 a share with the special dividend counted. And then at that time, we provided guidance of going to 500 million but we really stopped the program for a couple of reasons. One good reason is because the stock price went up, which we were happy about, and then the second reason was the opportunities in both Savannah — we didn’t know how long it was going to take us to redeploy all those proceeds from the flex sale and we didn’t want to sit on the money. So at the time, we didn’t know about either the Savannah or the Winkler transaction. So, with the two transactions, we’ve kind of used up that capital and at this point in time, we’re not actively repurchasing any shares.

Scott Sedlak - A.G. Edwards - Analyst

So was the lower share count this quarter just a result of the remaining shares that were purchased at the end of ‘05? Or what exactly was the reason for that?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, it was. I mean, some of those were averaged over the fourth quarter and were purchased during the fourth quarter so the average was lower in the first quarter.

Scott Sedlak - A.G. Edwards - Analyst

Okay. In terms of the same store numbers, do you guys have what that would be excluding the lease termination fees?

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, that’s the way we really show it now. We used to show it with termination fees, but if you look at our, again, at our supplemental package on page 23 —

Matt Cohoat - Duke Realty Corporation - EVP and CFO

Yes, the 1.3% that is — excludes the effect of lease termination fees.

Scott Sedlak - A.G. Edwards - Analyst

Okay. And then, Matt, in terms of the equity and earnings of the unconsolidated companies, what is a decent run rate to use for that?

Matt Cohoat - Duke Realty Corporation - EVP and CFO

Well, in the first quarter, we did have a gain of about $3.2 million from a sale of one of our joint venture assets, it was a long-term asset. So, when you’re looking at that 5.5 to 6 million, excluding that, 5 million to 6 million excluding that, that’s – would get pretty much normalized.

Scott Sedlak - A.G. Edwards - Analyst

And was that the Dugan?

Matt Cohoat - Duke Realty Corporation - EVP and CFO

Yes, we sold our Dugan office — our Dugan — our office assets they we held in the Dugan joint venture up in Chicago.

Scott Sedlak - A.G. Edwards - Analyst

Okay. Thank you very much.

Matt Cohoat - Duke Realty Corporation - EVP and CFO

Thanks, Scott.

Operator

Chris Haley, Wachovia Securities.

Chris Haley - Wachovia Securities - Analyst

Hi, Denny.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Hey, Chris.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Chris Haley - Wachovia Securities - Analyst

I have a question, you mentioned that the run — the run rate in the second quarter will be lower due to capitalization of land – lower capitalization of land on the — was it on the D.C. portfolio? I’m sorry if I missed that.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I’m sorry, the run rate of what, Chris?

Chris Haley - Wachovia Securities - Analyst

Of your earnings, FFO.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Oh. Oh. Yes, I’d say — well, what I was explaining is that the consensus that’s out there now I think is around 62 and the guidance we provided today was 54 to 56. And at least from my explanation, a couple things that I pointed out that I was trying to explain why I think that’s happening and the differences. One is we are redeploying the capital, but it’s taking us a little while. And when you look at our land balance, obviously, we acquired about $120 million worth of land at Winkler, which effects us right off the bat. Now we feel very good about putting that land into use pretty quickly and generating some good development returns and profit on those, but right now, that’s dragging us down just a little bit. And then —

Chris Haley - Wachovia Securities - Analyst

I was under the impression that that land was actually going to be worked. In the next 12 to 18 months, there was the ability to capitalize that carry cost?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, there’s — no. We’re not — as Matt said earlier, we don’t capitalize interest on the undeveloped land until we start a development project. Now — so we are going to start two this quarter, and those will capital – that land will get off the undeveloped [inaudible] books, and we’ll start capitalizing interest on those. But the rest of the undeveloped land, we don’t capitalize on until we start the development.

Chris Haley - Wachovia Securities - Analyst

Okay. Could you – that’s helpful. Could you give us a perspective on how you looked at the value of the land in the Winkler portfolio relative to some comparative transactions and then kind of the timetable in which you can monetize that land and in what form?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Sure. As you know, the land’s in three parks. The parks that we required at Mark Center over in Alexandria, at Westfields out in Chantilly by the NRO, and at TransDulles. The bulk of the – well, there’s, acreage-wise, more land at Westfields than anywhere else. What – the couple ways we valued it, one was obviously looking at market comparables for what land trades for that in market. Did a very close look at that. The second thing is we looked at the development that we could do on that and the way we looked at it was value creation. We told you, when we talked about the transaction, that we think our yields — our yields on that land are going to be in the 8% range, and if you look at what, hopefully, and we believe that property would be worth after we develop at an 8%, we looked at the value creation piece and how much value we can create off doing the development on that land. And then your third question was how fast can we move through that? And it depends. There’s a couple things. We are — we are – I think we’ll move through the TransDulles land pretty quickly on the development. I think it’s very interesting, I said we’ve got a lot of parks around the country, and we don’t have a whole lot of parks that are totally 100% leased, every square foot. And we — we acquired three of those in the first quarter being TransDulles, Westfields, and our Savannah portfolio. So, as I said, Westfields and TransDulles are 100% leased. And we — I would think we’d move through TransDulles pretty quickly. Westfields, some of the land I think we’ll move through quickly. I think we might also look at a potential land sale. There’s one potential at the Westfields for a land sale. And then Mark Center we’re really studying our alternatives. It’s a great site, a three-building site, right on I-395 at that center, about 10 minutes from downtown D.C. And we

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

are pursuing – we may look at even some mixed use type property on that site to see if it makes sense, but we are, obviously it’s a big investment and we’re going to try to move through that as quickly as we can. Bob, anything else?

Bob Chapman - Duke Realty Corporation - Senior EVP of Real Estate Operations

No.

Chris Haley - Wachovia Securities - Analyst

All right, Denny, just lastly on personnel. Could you comment in terms of what personnel changes or – changes, whether it be pluses or minus in the D.C./Baltimore area you plan on making? Over, say, the next year?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes. No. We’re –as we’ve said, we are thrilled with the Winkler folks and the team we have in place there. Peter Scholz, I’m sure Chris and a lot of people on this call will get a chance to meet Peter over the next year or so, and you’ll be very impressed with him and his knowledge of the local market. And then he’s just got a great team there. I think that team is going to be very solid and continue to grow. We — they do their – have done their development, obviously, a little bit different than we do. We do our own general contracting. They’ve hired outside contractors. We think for the time being we will go ahead and stay with their model and work with their development people to use the third party general contractors that they have out there and evaluate over time what changes we’ll make there. One other area that we think in the — ultimately, in the Mid-Atlantic region that’s going to be big for us is to look at some bulk industrial development and sites. Obviously we have the Baltimore site, which is going to be part of that group. And then we think there’s some other opportunities out there. So, the one addition that we’re probably going to look at here before too long is somebody with some more bulk — bulk industrial experience or even possibly taking somebody that’s already there and moving them more focused on the bulk industrial.

Chris Haley - Wachovia Securities - Analyst

All Right. That was very helpful. Thank you.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Thanks, Chris.

Operator

Jordan Sadler, Citigroup.

Jordan Sadler - Citigroup - Analyst

Good afternoon. I’m here with Jon Litt. Just timing in terms of investment activity, I know you did 914 million of acquisitions during the quarter, and there’s some portion of the Winkler portfolio, but what’s left to be acquired of the Winkler portfolio? And how shall that trend and what do you think the outlook is for the rest of the year in terms of acquisitions?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Okay, there’s — I think as of the end of the quarter there was two buildings — or three buildings left. We closed on one already. I think last week. There is one other one that we’re going to close on here in a couple weeks. It’s all related to the lender approvals and once we get to assume the existing mortgage loan. And then the third one is going to be closing in early June – late May, early June, as that building is completed. It was one they had under development. Then –

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Jordan Sadler - Citigroup - Analyst

But in terms of volume, did you do about 600 and something million of Winkler in the first quarter and you – post 1Q end, do – it’ll be like $200 million?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think it’s probably more like we did — we probably have about 50 million left, 60 million, at the end of the second — to carry into the second quarter. And then we have one more building actually down in Savannah, which is closing June 1. As it gets completed.

Jordan Sadler - Citigroup - Analyst

So that’s meaningful in terms of volume?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

It’s probably 20 million.

Jordan Sadler - Citigroup - Analyst

Okay.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I would think. Some something like that. 15 to 20. And then – when you look at those two acquisitions, they were fairly strategic acquisitions for us to get us into some new markets and I think the activity – as you know, down in Savannah, we’ve got a deal with the seller of those properties to also have an option to acquire some additional development he does down there. And the activity seems very good down there from our sense. We’ve spend a lot of time with him. I think there’s going to be some more development, so there’s a possibility that we could close on a couple more development – new development opportunities in late 2006, but they may not be quite completed until early ‘07. Around the rest of the system, our guidance for acquisitions was somewhere between 150 million and 300 million. With Savannah, we did about 200 million. So I would think it’s in — somewhere between the 25 and $75 million range for the rest of the year is a reasonable number as we find a couple opportunities that pop up around the system.

Matt Cohoat - Duke Realty Corporation - EVP and CFO

Just to elaborate on that just a little. So — of our guidance, and that included the – effectively included the Savannah transaction in that guidance, and so we expect to be at the high range of our 150 to 300 million, excluding the Winkler transaction.

Jordan Sadler - Citigroup - Analyst

Okay. And on the Winkler transaction, I assume the use of proceeds post-mid year would be just to reduce the bridge loan or would you expect to redeploy that?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think initially it would go to reduce the bridge loan.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Jordan Sadler - Citigroup - Analyst

Okay. And then I may have missed this in terms of occupancies, you were over 93% occupancy on the in-service portfolio and I think your average for the full year was 90 to 93 was your expectation. Do you think you’ll end up at the high end of that at this point, or should we expect some roll-off during the second or third quarters? How will it trend?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, right now, I would say – we are at the high end from a leasing – some of the leases won’t start here for a couple months. So when you look at our average, I think we’re still very comfortable with that 90 to 93% range and I – I’m not sure, but probably in the middle of that range for an average lease commencement occupancy for the year.

Jordan Sadler - Citigroup - Analyst

Okay. Thank you.

Operator

Jim Sullivan, Green Street Advisors.

Michael Knott - Green Street Advisors - Analyst

Hey, guys. It’s Michael Knott here with Jim. First question is can you just give us an update on the integration of Winkler? Is there much left to do in terms of personnel and platform considerations?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No, there really isn’t much left to do. We brought on, as we said, about 70 of their — 71 employees. Basically, Peter, the property management group, the leasing group, the development group. Their administrative folks did not come on board with us, obviously, other than maybe just a couple, but their administrative piece of their company. They’re still going through some transition, closing out all their – all their books with their people, and then those people will be sort of exiting, and we’re consolidating our office there with our people. And I think we’re in good shape. It’ll just be a matter of now of focusing on growing the business and adding people as we need to, as we grow the business.

Michael Knott - Green Street Advisors - Analyst

Okay. And lastly, can you comment on cap rate trends in your various markets?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, we haven’t sold a lot and we haven’t bought a lot. But I would say my sense is they’re staying relatively flat, but there might — we might be starting to see a little upward movement in cap rates. Some of that — it’s just – it just depends on the markets. There’s some of our markets that we’re still seeing pretty much record cap rates with a couple of transactions that we’re looking at in our held for sale portfolio, but a couple of the other – other markets may be moving slightly. But I don’t see any major moves in cap rates so far this year.

Michael Knott - Green Street Advisors - Analyst

Okay, thank you.

Operator

David Fick, Stifel Nicolaus.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

David Fick - Stifel Nicolaus - Analyst

Good afternoon. I’m still a little bit confused about some aspects of the Winkler discussions that you’ve had today. Assuming that you get this JV put together, would all of the Winkler employees remain inside Duke or would some go into this JV structure?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

They’d all remain inside Duke.

David Fick - Stifel Nicolaus - Analyst

And they — so they’d basically be fee service providers to the entity?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Correct.

David Fick - Stifel Nicolaus - Analyst

Okay. Focusing specifically on Westfields, you’re looking at an 8 million square foot market with today roughly 1.2 million feet under construction. You’re going to start spec building there, is that right? 180,000 feet for 30 million?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No, there’s — in the — one of the – that’s two projects, really, one of them is in TransDulles. So I think we are starting some spec — three smaller spec office buildings — single story office buildings up there at TransDulles that total about 98,000 – excuse me, at Westfields that a total about 98,000 square feet that our group there feels very good about leasing. And then they’re also, at the Westfields, working on a couple build-to-suit transactions. As you know, that’s where the Winkler folks were focused, more on the build-to-suit, didn’t do a whole lot of speculative and they’re focused on a couple there at the Westfields.

David Fick - Stifel Nicolaus - Analyst

That’s what I don’t understand. In a market where you guys – you have the Winkler talent, but you’ve got 15% of the entire inventory — I understand it’s already full in Westfields, but 15% of the entire inventory is being constructed before you start, and you’re going to do that without any preleasing at this stage?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, there’s 100,000 square feet. It’s three small buildings and we feel very comfortable with that. Those – these — this site that we have, they had a master plan and it’ll hold three nice little single story office buildings, and that’s not – probably not — those tenants — the tenants for that probably won’t be competition for those mid to higher rise buildings that are being constructed right now. And then, as I said, there’s a couple build-to-suit opportunities that we’re talking to people about there.

David Fick - Stifel Nicolaus - Analyst

And how do you look at – this question came up before, but you weren’t real specific. How do you look at your land cost in terms of how it compares to your competition? It looks like your basis is close to $40 a foot going in, and then you’ve got to do structured parking, bringing it in closer to 70 to 80. Is that a correct assumption?

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Denny Oklak - Duke Realty Corporation - Chairman and CEO

No, I don’t think so. We’re not planning any structured parking at the Westfields on any of those sites. They’re all planned for surface parking. I don’t — I don’t remember the exact number for – per square foot basis on those – on those buildings.

Bob Chapman - Duke Realty Corporation - Senior EVP of Real Estate Operations

Well, look. Those are three single-story office buildings, David, about 80,000 square feet, surface parked at about 5 per thousand.

David Fick - Stifel Nicolaus - Analyst

Okay. All right.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

I think you might be adding the building we’re doing up at TransDulles. The numbers I gave include project at Westfields and at TransDulles.

David Fick - Stifel Nicolaus - Analyst

You mentioned that you’re not capitalizing overhead or free development interest into the land at this point, and I’m just wondering in your 8% assessment, Denny, in terms of yields on your land holding, that’s — what are you assuming about the soft costs accumulated costs there? Are you just using book that expenses all of those items or do you load those up to get to your analysis?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

When we do our analysis, we do add our carry costs into our land basis between the time we bought it and the time we develop it. And that’s – that would basically be in our 8% gap.

David Fick - Stifel Nicolaus - Analyst

On a cumulative compound basis? That’s interesting. Okay. One last sort of global question, and I’ll let you go. Asset sales, you mentioned you haven’t been selling a lot. You do have some markets that aren’t particularly strong, even by your own assessment. I’m just wondering, you had success last year off-loading $1 billion and buying back stock, why is that not a strategy that you would continue to exit those weaker markets without growth?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I don’t think I said that I didn’t like our markets. I do like our markets and I’m fine. After the sales we’ve done for the last couple years, I’m really very pleased with the quality of our portfolio. We’ve obviously announced that we are getting out of Cleveland because we just didn’t see the real future growth opportunities there so — so we are, again, selling that industrial package and looking at all of our options on the Cleveland office package which we’ll determine over time. In the rest of the markets, there’s a handful of assets that we want to sell and we’ll get rid of, and that’s more in the 100 to $120 million range this year. And other than that, I like our markets. We’re – I like our properties and I like our markets and our markets are performing pretty well. Your look at all of our Midwest markets, we are seeing very good development opportunities, particularly on the industrial side, but also on the office side. We’ve got a lot of office product under development and – a fair amount, and a good amount of that is in the Midwest. And we’re having a great success with getting that leased up at good returns, and I think as, hopefully, the occupancies continue to improve, we may – we may even start seeing some more continued rent growth in the Midwest, on the office —

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

David Fick - Stifel Nicolaus - Analyst

That’s really my issue. You continue to do development there. You have competitive development in the Midwest with very low land basis, and your CapEx load remains very high on a relative basis for the existing portfolio. I don’t have any issue with the development, the question is why you wouldn’t, perhaps, lighten up some of your existing, particularly suburban product in the Midwest markets, at a time that the market’s very aggressively buying those kinds of assets?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, as we’ve said, we are going to look at possibly doing joint ventures on some of the office assets as we move forward. That’s part of our – part of our strategy. But you can’t do everything at once and we’re very – again, we’re – sure, there’s CapEx, I think there’s CapEx pretty much everywhere on the office product. My sense is the office product’s going to turn around here and maybe this year and ‘07, and hopefully have a couple pretty good years with some decent rent growth. But long-term, I think we’re very focused on the development, and we’ll look at a joint venture in some of those assets at the right time for us.

David Fick - Stifel Nicolaus - Analyst

Thank you.

Operator

Chris Pike, Merrill Lynch.

Chris Pike - Merrill Lynch - Analyst

Good afternoon. Question for Denny, perhaps, just looking at the full year guidance and where we are including your second quarter expectations, just if you can help me understand, how you’re going to get even to the mid point of that range, whether it be expectations for more robust fundamental growth, perhaps one-time gains, how do we get from there — to there from here?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well. as I said in my prepared remarks, we had included in our guidance that we — and the range of estimates that we gave back in December, it’s between $0.09 and $0.13 of gains – after tax gains from our held for sale portfolio. We’ve also said that that’s really heavily loaded towards the fourth quarter this year. That’s probably going to be a little bit maybe in the second, a little bit in the third, but most of that’s going to be in the fourth quarter, and that’s – was in our guidance all along, and that’s why the first couple quarters are lower and the fourth quarter will be – definitely be higher.

Chris Pike - Merrill Lynch - Analyst

Okay. And then just to follow-up on, I guess, Chris Haley’s questioning in terms of the restructuring in the Mid-Atlantic. I guess we’re to assume that there are going to be no charges associated with personnel restructuring or — or things of that nature?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes, no. There is no charges.

Chris Pike - Merrill Lynch - Analyst

In the second quarter? Okay, great. Thanks.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Operator

Chris Haley.

Chris Haley - Wachovia Securities - Analyst

Denny, congratulations on the GM deal. I was interested in what — if you can give us a sense as to how many more of these type of opportunities for a large master plan re-uses there are, and what type of inquiries you’ve received from your existing customer base to get access to this, as my guess is that in a year or two from now, you’re going to start talking more and more about a porch strategy. Can you help me out?

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Well, I think we’ve been talking about a porch strategy –

Chris Haley - Wachovia Securities - Analyst

In terms of actually having more to talk about, particularly with Houston now in the mix, as well.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Yes. Right. Well, obviously a big presence in Savannah and eventually at Baltimore, and something in Houston. Just going back to Baltimore for a second, we do — we have that interest from people expressing interest in that site. But we have to just tell them they have to wait because we’ve got a 2.5 million square foot plant that’s got to be demolished that takes 10 months to demolish. And then we’ve got to go in and do some environmental cleanup on the site which we have the planning for that going on. So, we’re not going to be able to start development until somewhere sort of second, third quarter of ‘07 and either deliver in maybe late ‘07 to early ‘08. So, we can’t get too far ahead of ourselves with our customers. But we’re – it’s going great. We’re excited about that, and there has been a lot of interest already. And then second, we are looking at other opportunities like that, as, of course, everybody knows, General Motors and Ford are closing plants and have a lot of plant closings planned for the next few years. We have had discussions with both companies about potentially acquiring some of those additional sites over time. But I’m sure there’ll be a lot of people interested in many of those sites. A lot of them are in very good locations, in major cities. A lot of them are in major cities that we do business in. So I’m sure there’ll be a lot of competition for those sites, but hopefully with the experience we gained with GM on the Baltimore site will give us a little bit of a — hopefully a competitive advantage as we move in and try to acquire some of those sites that we’d like long-term.

Chris Haley - Wachovia Securities - Analyst

Thanks. Just – when you blow that plant up, let me know. I’ll leave town.

Denny Oklak - Duke Realty Corporation - Chairman and CEO

Okay!

Operator

[OPERATOR INSTRUCTIONS]. There are no further questions. You may continue.

Shona Bedwell - Duke Realty Corporation - Assistant of VP of IR

We want to thank you for joining our conference call today. Our second quarter call is tentatively scheduled for July 27. Thanks, everyone, and have a nice day.

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Apr. 27. 2006 / 3:00PM ET, DRE - Q1 2006 Duke Realty Corporation Earnings Conference Call

Operator

Ladies and gentlemen, that does conclude your conference for today. Thank you for your participation and for using AT&T Executive Teleconference. You may now disconnect.

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